UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021
_____________________

InfuSystem Holdings, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3851 West Hamlin Road
Rochester Hills, Michigan 48309
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	INFU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Form of Award Agreements

On May 18, 2021, upon recommendation of the Compensation Committee, the Board of Directors (the "Board") of InfuSystem Holdings, Inc. (the "Company") approved the following forms of award agreements for the issuance of awards to the Company's officers and key employees, including the Company's named executive officers, and non-employee directors under the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan (the "2021 Plan"): (i) form of nonqualified stock option agreement for non-employee directors; (ii) form of nonqualified stock option agreement for employees; (iii) time-based restricted stock unit ("RSU") agreement; and (iv) performance-based restricted stock unit ("PSU") agreement.

The nonqualified stock option agreements for both non-employee directors and employees grant the recipient the right to purchase a specified number of the Company's shares at a future date at a specified exercise price. The option agreements provide for time-based vesting over a specified vesting schedule subject to the recipient's continued service. If the recipient's service is terminated for any reason other than death or for cause (or, in the case of a non-employee director, removal for cause), the recipient may exercise the vested portion of the option, but only within such period of time ending on the earlier of (i) the date three months following termination of service or (ii) the expiration date of the option. If the recipient's service is terminated due to death, the vested portion of the option will remain exercisable, but only within such period of time ending on the earlier of (x) the date one year following the recipient's death or (y) the expiration date of the option. If the recipient's service is terminated for cause (or, in the case of a non-employee director, removal for cause), the option (whether vested or unvested) will immediately terminate and cease to be exercisable. In the event of a change in control of the Company, the option will become immediately vested and exercisable with respect to 100% of the shares subject to the option.

The RSU and PSU agreements grant the recipient an award of hypothetical common stock units having a value equal to the fair market value of an identical number of shares of our common stock, the vesting of which are subject to (i) in the case of time-based RSUs, continued service through specified periods of time and (ii) in the case of PSUs, continued service through specified periods of time and the attainment of specified performance goals set forth in the applicable agreement. If the recipient's service terminates for any reason, any unvested RSUs or PSUs subject to the award will be automatically forfeited. In the event of a change in control of the Company, all unvested RSUs or PSUs subject to the award will vest as of the date of the change in control.

Performance goals and performance periods under the PSU agreements will be established by the Compensation Committee and examples of performance goals include, but are not limited to, goals relating to: (i) net earnings or net income; (ii) earnings per share (basic or diluted); (iii) net revenues or net revenue growth; (iv) gross revenue; (v) gross profit or gross profit growth; (vi) net operating profit; (vii) return on assets, capital, invested capital, equity or sales; (viii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (ix) earnings before interest, income taxes, depreciation and/or amortization ("EBITDA") or adjusted EBITDA; (x) EBITDA, gross or operating margins (or other margins); (xi) budget and expense management; (xii) economic value added or other value added measurements; (m) share price (including, but not limited to, growth measures and total shareholder return); (xiii) expense targets; (xiv) operating efficiency; (xv) working capital targets; or (xvi) completion of acquisitions or business expansion or other operational items, such as the entry into commercial arrangements with specified customers. Such performance goals may relate to the performance of the Company as a whole, a business unit, division, department, individual or any combination of these and may be applied on an absolute basis and/or relative to one or more peer group companies or indices, or any combination thereof, as the Compensation Committee may determine.

Awards issued under the foregoing award agreements will also be subject to the terms and conditions of the 2021 Plan and, if applicable, the recipient's employment agreement with the Company. The above summary of the forms of award agreements is qualified in its entirety by reference to the forms of award agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.

2021 Equity Awards

On May 18, 2021, the Board, upon recommendation of the Compensation Committee, granted the awards below to the Company's principal executive officer, principal financial officer and other executive officers under the 2021 Plan as 2021 long-term equity compensation.

Rich DiIorio, Chief Executive Officer	7,051 PSUs, 14,103 RSUs and 20,678 Stock Options
Carrie Lachance, President and Chief Operating Officer	4,038 PSUs, 8,077 RSUs and 11,843 Stock Options
Barry Steele, Chief Financial Officer	3,536 PSUs, 7,051 RSUs and 10,339 Stock Options
Jeannine Sheehan, Chief Administrative Officer	3,333 PSUs, 6,667 RSUs and 9,775 Stock Options
Tom Ruiz, Chief Commercial Officer	3,115 PSUs, 6,229 RSUs and 9,134 Stock Options

The PSUs were issued under the form of PSU award agreement described above. The performance period for the PSUs is the calendar year period ending December 31, 2022 and the units will vest on May 18, 2023 based upon a net revenue measure. The PSU award provides a scale of PSUs to be issued based on Company net revenue during the applicable performance period, pursuant to which the award recipient may earn between 0% of the "target" award (if the Company's net revenue achieved with respect to such performance period is below the "target" performance goal) and 200% of the target award (if the performance level achieved with respect to such performance period equals or exceeds the "maximum ceiling" performance goal).

The RSUs were issued under the form of RSU award agreement described above. The RSUs will cliff vest on May 18, 2024, subject to the award recipient's continued service through the vesting date. Settlement of the underlying shares of common stock will occur on the vesting date.

The stock options were issued under the form of stock option agreement described above. The stock options were issued with an exercise price equal to $19.50, which was the fair value of the Company's common stock as determined in accordance with applicable provisions of the 2021 Plan. The stock options will vest in three equal annual installments on the anniversary date of the grant beginning May 18, 2022.

In addition to the above awards, the Board, upon recommendation of the Compensation Committee, granted the awards below as a one-time special grant.

Rich DiIorio, Chief Executive Officer	16,411 PSUs and 2,821 RSUs
Carrie Lachance, President and Chief Operating Officer	16,411 PSUs, 2,821 RSUs and 50,000 Stock Options
Barry Steele, Chief Financial Officer	16,411 PSUs and 2,821 RSUs
Jeannine Sheehan, Chief Administrative Officer	16,411 PSUs and 2,821 RSUs
Tom Ruiz, Chief Commercial Officer	16,411 PSUs and 2,821 RSUs

The PSUs were issued under the form of PSU award agreement described above. The PSUs can be earned in two separate portions totaling 9,744 shares and 6,667 shares each upon the consummation of one of two specified customer sales agreements specifically associated with each portion on or before the settlement date of May 18, 2022.

The RSUs were issued under the form of RSU award agreement described above. The RSUs will cliff vest on May 18, 2022, subject to the award recipient's continued service through the vesting date. Settlement of the underlying shares of common stock will occur on the vesting date.

The stock options were issued under the form of stock option agreement described above. The stock options were issued with an exercise price equal to $19.50, which was the fair value of the Company's common stock as determined in accordance with applicable provisions of the 2021 Plan. The stock options will vest in three equal annual installments on the anniversary date of the grant beginning May 18, 2022.

Amended Employment Agreements

On May 24, 2021, the Company entered into amendments to its existing employment agreements with Messrs. DiIorio, Steele and Ruiz and Mmes. Lachance and Sheehan pursuant to which these executives would be provided with certain severance benefits in connection with their involuntary termination. Under the amendments, in the event of such executive's involuntary termination without cause, either alone or in connection with a change in control of the Company, the executive would be entitled to the following severance payments: (i) unpaid base salary through the date of termination; (ii) any accrued but unpaid annual incentive compensation determined by the Compensation Committee, in its sole direction, to have been earned in respect of the immediately preceding calendar year plus (x) in the case of an involuntary termination, a pro rata portion, based on the date of the involuntary termination, of the annual incentive compensation in respect of the current calendar year, assuming for these purposes that all performance targets have been met, contingent on funding of the bonus pool in respect of the current calendar year or (y) in the case of a termination in connection with a change of control, the entire annual incentive compensation in respect of the current calendar year, assuming for these purposes that all performance targets have been met; (iii) unreimbursed expenses; (iv) a lump sum cash severance payment in an amount equal to 12 months of the executive's then current base salary or, in the case of change of control termination of Mr. DiIorio, 18 months of his then current base salary; and (v) continued COBRA coverage equal to the number of months of severance pay. The payment of severance amounts is contingent upon the executive's compliance with certain restrictive covenants and the executive's execution and delivery of an unconditional general release.

The amendments were effected in the form of amended and restated employment agreements with the executives. The above summary of the employment agreement amendments is qualified in its entirety by reference to amended and restated employment agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.5, 10.6, 10.7, 10.8 and 10.9 and are incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

Exhibit No.	Description
10.1	Form of Nonqualified Stock Option Agreement (Non-employee Directors) under the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan.

10.2	Form of Nonqualified Stock Option Agreement (Employees) under the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan.

10.3	Form of Restricted Stock Unit Agreement (Time-based Vesting) under the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan.

10.4	Form of Restricted Stock Unit Agreement (Performance-based Vesting) under the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan.

10.5	First Amended and Restated Employment Agreement, dated May 24, 2021, by and between the Company and Richard DiIorio.

10.6	First Amended and Restated Employment Agreement, dated May 24, 2021, by and between the Company and Barry Steele.

10.7	First Amended and Restated Employment Agreement, dated May 24, 2021, by and between the Company and Carrie Lachance.

10.8	First Amended and Restated Employment Agreement, dated May 24, 2021, by and between the Company and Jeannine Sheehan.

10.9	First Amended and Restated Employment Agreement, dated May 24, 2021, by and between the Company and Tom Ruiz.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Barry Steele
Barry Steele Chief Financial Officer

Dated: May 24, 2021